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                         LIFETIME ACHIEVEMENT FUND, INC.

                (formerly MANARIN DIVERSIFIED GROWTH FUND, INC.)

                      ARTICLES OF AMENDMENT AND RESTATEMENT

       Manarin Diversified Growth Fund, Inc., a Maryland corporation having its principal office at 300 East Lombard Street, Baltimore, Maryland, 21202, and having The Corporation Trust Incorporated as its resident agent located at 300 East Lombard Street, Baltimore, Maryland, 21202.

FIRST:        The charter of the Corporation is hereby amended by striking out
Article Second of the articles of incorporation and inserting in lieu thereof the following:

              The name of the corporation (herein called the "Corporation") is Lifetime Achievement Fund, Inc.

SECOND: The charter of the Corporation is hereby amended by striking out Article Third (1) of the articles of incorporation and inserting in lieu thereof the following:

              (1) The purpose for which the Corporation is formed is to conduct, operate and carry on the business of an investment company organized as an unaffiliated fund of funds under the applicable exemption of the Investment Company Act of 1940 (as amended) (the " '40 Act").

THIRD:        The charter of the Corporation is hereby amended by adding to
Article Seventh of the articles of incorporation new subparagraph (c) as follows and re-lettering subsequent subparagraphs (d) and (e) accordingly:

              (c) Any material amendment to or deletion of a fundamental policy set forth in the Fund's current Statement of Additional Information and amendments thereto filed with the United States Securities and Exchange Commission shall require in order to become a valid, binding and effective change to a fundamental policy of the Corporation, the affirmative vote of the lesser of
              (1) more than 50% of the outstanding Common Stock of the Corporation of (2) not less than 67% of the Common Stock voted at a duly authorized shareholders' meeting at which at least 50% of the outstanding shares are voted in person or by proxy.

FOURTH:       The charter of the Corporation is hereby amended by striking out
Article Sixth of the articles of incorporation and inserting in lieu thereof the following:

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              The number of initial directors of the Corporation shall be five
              (5). The number of directors of the Corporation may be changed pursuant to the By-laws of the Corporation. The names of the persons who shall act as directors of the Corporation until the first annual meeting of shareholders or until their respective successors are duly chosen and qualified are: Roland R. Manarin, Charles H. Richter, David C. Coker, Jerry Vincentini, and Dr. Bodo Treu.

and accordingly, Articles Second through Ninth of the Articles of Incorporation of the Corporation are hereby restated to read as follows:

       SECOND:

              The name of the Corporation is Lifetime Achievement Fund, Inc.

       THIRD:

              (1) The purpose for which the Corporation is formed is to conduct, operate and carry on the business of an investment company organized as an unaffiliated fund of funds under the applicable exemption of the Investment Company Act of 1940 (as amended) (the " '40 Act").

              (2) The Corporation may engage in any other business and shall have all powers conferred upon or permitted to corporations by the Maryland General Corporation Law.

       FOURTH:

              The post office address of the principal office of the Corporation within the State of Maryland is 300 East Lombard Street, Baltimore, Maryland, in care of The Corporation Trust Incorporated, and the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland, 21202.

       FIFTH:

              (1) The total number of shares of stock of all classes which the Corporation shall have authority to issue is one billion (1,000,000,000), all of which shall be common stock (hereinafter "Common Stock") having a par value of one-tenth of one cent (.001) per share and an aggregate par value of One Million Dollars ($1,000,000.00). Such shares and the holders thereof shall be subject to the following provisions:


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              (a)    Each holder of Common Stock may require the Corporation to redeem all or any party of the Common Stock owned by that holder, upon request to the Corporation or its designated agent, at the net asset value of the shares of Common Stock next determined following receipt of the request in a form approved by the Corporation and accompanied by surrender of the certificate or certificates for the shares, if any, less the amount of any applicable redemption charge or deferred sales charge imposed by the Board of Directors (to the extent consistent with applicable law). The Board of Directors may establish procedures for redemption of Common Stock.

              (b)

                     (i) The term "Minimum Amount" when used herein shall mean Two Hundred Dollars ($200.00) unless otherwise fixed by the Board of Directors from time to time, provided that Minimum Amount may not in any event exceed Twenty-Five Thousand Dollars ($25,000.00). The Board of Directors may establish differing Minimum Amounts for categories of holders of Common Stock based on such criteria as the Board of Directors may deem appropriate.

                     (ii) If the net asset value of the shares of Common Stock held by a stockholder shall be less than the Minimum Amount then in effect with respect to the category of holder in which the stockholder is included, the Corporation may redeem all of those shares, upon notice given to the holder in accordance with paragraph (iii) of this subsection (b), to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland.

                     (iii) The notice referred to in paragraph (ii) of this subsection (b) shall be in writing personally delivered or deposited in the mail, at least thirty (30) days (or such other number of days as may be specified from time to time by the Board of Directors) prior to such redemption. If mailed, the notice shall be addressed to the stockholder at his post office address as shown on the books of the Corporation, and sent by first class mail, postage prepaid. The price for shares acquired by the Corporation pursuant to this subsection (b) shall be an amount equal to the net asset value of such shares.

              (c) Payment by the Corporation for shares of Common Stock surrendered to it for redemption shall be made by the Corporation within seven business days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the stockholders to redeem shares of Common Stock and may postpone the right of those holders to receive payment for any shares when permitted or required to do so by applicable statutes or


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       regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select.

              (d) Shares of Common Stock shall be entitled to dividends or distributions, in cash, in property or in shares of Common Stock, as may be declared from time to time by the Board of Directors, acting in its sole discretion, out of the assets lawfully available therefor. The Board of Directors may provide that dividends shall be payable only with respect to those shares of Common Stock that have been held of record continuously by the stockholder for a specified period, not to exceed 72 hours, prior to the record date of the dividend.

              (e) On each matter submitted to a vote of the stockholders, each holder of Common Stock shall be entitled to one vote for each share standing in his name on the books of the Corporation.

              (f) The Board of Directors is authorized to classify or to reclasssify from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversation or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption of the stock.

              (g) The Corporation may issue shares of Common Stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding the right to receive a stock certificate representing fractional shares.

              (h) For the purpose of allowing the net asset value per share of the Common Stock to remain constant, the Corporation shall be entitled to declare and pay or credit as dividends daily the net income (which may include or give effect to realized and unrealized gains and losses, as determined in accordance with the Corporation's account and portfolio valuation policies) of the Corporation. If the amount so determined for any day is negative, the Corporation shall be entitled, without the payment of monetary compensation but in consideration of the interest of the Corporation and its stockholders in maintaining a constant net asset value per share of the Common Stock, to redeem pro rata from all the holders of record of shares of Common Stock at the time of such redemption (in proportion to their respective holdings thereof sufficient outstanding shares of Common Stock, or fractions thereof, as shall permit the net asset value per share of the Common Stock to remain constant.


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              (2)    No stockholder shall be entitled to any preemptive right
       other than as the Board of Directors may establish.

       SIXTH:

              The number of initial directors of the Corporation shall be five
       (5). The number of directors of the Corporation may be changed pursuant to the By-laws of the Corporation. The names of the persons who shall act as directors of the Corporation until the first annual meeting of shareholders or until their respective successors are duly chosen and qualified are: Roland R. Manarin, Charles H. Richter, David C. Coker, Jerry Vincentini, and Dr. Bodo W. Treu.

       SEVENTH:

              The following provisions are inserted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Board of Directors and stockholders.

              (a) In addition to its other powers explicitly or implicitly granted under these Articles of Incorporation, by law or otherwise, the Board of Directors of the Corporation;

                     (i) is expressly authorized to make, alter amend or repeal the Bylaws of the Corporation;

                     (ii) may from time to time determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by the Board of Directors of the Corporation;

                     (iii) is empowered to authorize, without stockholder approval, the issuance and sale from time to time of shares of stock of the Corporation whether now or hereafter authorized; and

                     (iv) is authorized to adopt procedures for determination of and to maintain constant the net asset value of shares of any class of the Corporation's stock.


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              (b)    Notwithstanding any provision of the Maryland General
       Corporation Law requiring a greater proportion than a majority of the votes of the Corporation's Common Stock entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon subject to any applicable requirements of the '40 Act, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto.

              (c) Any material amendment to or deletion of a fundamental policy set forth in the Fund's current Statement of Additional Information and amendments thereto filed with the United States Securities and Exchange Commission shall require, in order to become a valid, binding and effective change to a fundamental policy of the Corporation, the affirmative vote of the lesser of (1) more than 50% of the outstanding Common Stock of the Corporation or (2) not less than 67% of the Common Stock voted at a duly authorized shareholders' meeting at which at least 50% of the outstanding shares are voted in person or by proxy.

              (d) The presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by each class entitled to vote as a class on the matter shall constitute a quorum.

              (e) Any determination made in good faith by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations or liabilities of the Corporation, as to the amount of any reserves or changes (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment owned or held by the Corporation, as to market value or fair value of any investment or fair value of any other asset of the Corporation, as to the allocation of any asset of the Corporation to a particular class or classes of the Corporation's stock, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in an orderly fashion, or as to any other matters relating to the issue, sale, redemption or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.


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       EIGHTH:

              (1) To the full extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not that person is a director or officer at the time of any proceeding in which liability is asserted.

              (2) The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the full extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and may do so to such further extent as is consistent with Maryland General Corporation Law. The Board of Directors may by Bylaw, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the full extent permitted by the Maryland General Corporation Law.

              (3) No provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

              (4) References to the Maryland General Corporation Law in this Article are to that law as from time to time amended. No amendment to the charter of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to that amendment.

       NINTH:

              The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or in any amendment hereto in the manner now or hereafter prescribed by the laws of the State of Maryland, including any amendment which alters the contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding stock, and all rights conferred upon stockholders herein are granted subject to this reservation.


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FIFTH:        The amendment and restatement of the charter of the Corporation herein above set forth were approved by the consent in writing setting forth said amendment and restatement of the charter, signed by all the stockholders entitled to notice of a meeting of stockholders who thereby waived in writing any rights which they may have to dissent from such amendment, such consent and waiver having been filed with the records of stockholders meetings.

       The Articles of Amendment and Restatement shall become effective on the 15th day of October, 1999.

       IN WITNESSETH WHEREOF, Lifetime Achievement Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President (or Vice President) attested by its Secretary on October 15, 1999.

                                       LIFETIME ACHIEVEMENT FUND, INC.


                                       By: /s/Roland R. Manarin
                                           ----------------------------------
                                              Roland R. Manarin, President

Attest:  /s/Charles H. Richter
         --------------------------------
           Charles H. Richter, Secretary


THE UNDERSIGNED, President of Lifetime Achievement Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment and Restatement of Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment and Restatement of Charter to the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                        /s/ Dixie L. Rohlfs
                                        -------------------------------------
                                        Notary Public


[SEAL]


101894


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